UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 7, 2013

OvaScience, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35890	45-1472564
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 First Street, Suite 240 Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 500-2802

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (c), (d) and (e): Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2013, the Board of Directors (the “Board”) of OvaScience, Inc., a Delaware corporation (the “Company”), following the recommendation of the Nominating and Corporate Governance Committee of the Board, elected Mary Fisher to serve as a Class II Director of the Company with a term expiring at the 2014 annual meeting of stockholders and thereafter until her successor is duly elected and qualified.  Ms. Fisher has not been named to serve on any Board committee.

Ms. Fisher, age 51, currently serves as Chief Executive Officer and Director at Colorescience, a former division of SkinMedica, Inc., where she served as Chief Executive Officer from April 2008 to December 2012, when she led the sale of the company to Allergan, Inc.  Ms. Fisher brings more than 25 years of experience in the pharmaceutical and biotechnology industries.  Prior to joining SkinMedica, Ms. Fisher was the Chief Operating Officer of Acorda Therapeutics, a biotechnology company focused on developing products for the treatment of central nervous system disorders, with responsibility for corporate strategy and business development, financial planning, sales and marketing, and manufacturing. Previously, Ms. Fisher was Vice President, Strategic Healthcare and Commercial Operations for Cephalon, with responsibility for product planning and marketing, managed care sales, and manufacturing. Her earlier experience includes positions at Immunex and Boehringer Ingelheim. She is also a member of the board of directors of Zeltiq Aesthetics, Inc., a publicly-traded company, and Neuroscience Nursing Foundation.

In connection with Ms. Fisher’s election to the Board, and pursuant to the Non-Employee Director Compensation Policy, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, on June 7, 2013, Ms. Fisher was granted non-statutory stock options to purchase an aggregate of 13,098 shares of Common Stock of the Company.  These stock options have an exercise price of $14.00 per share, which was the closing price of the Common Stock on the NASDAQ Global Market on June 7, 2013. The stock options will vest in twelve equal monthly installments at the end of each successive month following June 7, 2013, subject to Ms. Fisher’s continued service as a director. In addition, the Non-Employee Director Compensation Policy provides for Ms. Fisher to be granted an option to purchase 4,448 shares of Common Stock on the date of the first Board meeting held after the 2014 annual meeting of stockholders and each annual meeting held thereafter. Such options will vest in twelve equal monthly installments at the end of each successive month following the grant date and the exercise price of such options will be equal to the fair market value of the Common Stock on the date of grant.

The Non-Employee Director Compensation Policy also provides for Ms. Fisher to receive an annual fee of $30,000 for her service on the Board.

Also in connection with Ms. Fisher’s election to the Board, Ms. Fisher and the Company have entered into an indemnification agreement in the form the Company has entered into with certain of its other non-employee directors, which form is filed as Exhibit 10.22 to the Registration Statement on Form 10 (File No. 000-54647) filed by the Company on April 11, 2012. Under this agreement, the Company will agree, among other things, to indemnify Ms. Fisher for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by her in any action or proceeding arising out of her service as one of our directors.

The full text of the press release issued in connection with the election of Ms. Fisher to the Board is filed as Exhibit 99.1 to this Current Report on Form 8-K.

On June 7, 2013, the Board elected Christopher M. Lindblom as Vice President of Finance and Treasurer of the Company, effective June 7, 2013.

From October 2006 to May 2013, Mr. Lindblom, age 41, was employed by Infinity Pharmaceuticals, Inc., a publicly-traded drug discovery and development company, first as Controller, and then as Vice President, Accounting and Financial Planning.  Mr. Lindblom previously served as Assistant Controller and in other finance roles at Millennium Pharmaceuticals, Inc. from April 2002 to October 2006, including during the VELCADE product launch. Mr. Lindblom began his career at PricewaterhouseCoopers. He is a certified public accountant.

In connection with his appointment as Vice President of Finance and Treasurer, Mr. Lindblom entered into a letter agreement with the Company dated April 1, 2013 setting forth Mr. Lindblom’s compensation and certain other terms. Pursuant to his letter agreement, Mr. Lindblom will be paid an annual base salary of $240,000 and he will be eligible to receive an annual bonus of up to 30% of his annual base salary, based on his achievement of individual and corporate goals. Pursuant to the letter agreement, on June 7, 2013, Mr. Lindblom was granted a stock option to purchase 93,846 shares of Common Stock of the Company at an exercise price of $14.00 per share, which was the closing price of the Company’s Common Stock on the NASDAQ Global Market on June 7, 2013. The stock option has a ten-year term, vests over four years with 25% vesting on June 7, 2014 and the remaining 75% vesting in equal installments at the end of each successive three-month period thereafter, and contains certain acceleration provisions in the event of his termination by the Company without cause or by him for good reason following a change of control event (as defined in Mr. Lindblom’s letter agreement).

Mr. Lindblom’s letter agreement also provides that in the event that his employment is terminated by the Company without cause or by him for good reason, he will be eligible to receive the following severance and other benefits: (a) the payment of cash severance equal to six months of his then current annual base salary, which will be payable over six months, and (b) the payment equal to six months of health and dental insurance premiums at the Company’s then normal rate of contribution. In addition, if the Company consummates a change of control event (as defined in Mr. Lindblom’s letter agreement), and within one year following the change of control event his employment is terminated by the Company without cause or by him for good reason, his then outstanding but unvested stock option will become fully vested and immediately exercisable. Receipt of his severance and other termination benefits would be subject to his execution of a waiver and release agreement. In addition, as a condition of employment, Mr. Lindblom has entered into an invention and non-disclosure agreement and a non-competition and non-solicitation agreement.

5.07 Submission of Matters to a Vote of Security Holders.

(a)           On June 7, 2013, the Company held its 2013 annual meeting of stockholders (the “Annual Meeting”). Of 18,192,318 shares of Common Stock issued and outstanding and eligible to vote as of the record date of April 15, 2013, a quorum of 14,691,018 shares, or 80.75% of the eligible shares, was present in person or represented by proxy.

(b)           The following actions were taken the Annual Meeting:

1. The following nominees were reelected to serve on the Company’s Board of Directors as Class I Directors until the Company’s 2016 annual meeting of stockholders, based on the following votes:

Nominee	Voted For	Withheld Authority	Broker Non-Vote
Harald Stock, Ph.D.	14,688,918	2,100	0
Jonathan Tilly, Ph.D.	14,688,918	2,100	0
Christoph Westphal, M.D., Ph.D.	14,688,918	2,100	0

After the Annual Meeting, Richard Aldrich and Stephen Kraus continued to serve as Class II Directors, along with Mary Fisher who was elected by the Board on June 7, 2013 as described in Item 5.02 of this Current Report on Form 8-K, for terms that expire at the 2014 annual meeting, and Michelle Dipp, M.D., Ph.D., Jeffrey D. Capello and Thomas Malley continued to serve as Class III Directors for terms that expire at the 2015 annual meeting.

2. The selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 was ratified, based on the following votes:

14,691,018 votes FOR; 0 votes AGAINST; 0 votes ABSTAINING and no broker non-votes.

Item 9.01 Financial Statements and Exhibits.

(d)      Exhibits.

10.1                        Non-Employee Director Compensation Policy.

99.1                        Press Release dated June 11, 2013 announcing the election of Mary Fisher as a director of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVASCIENCE, INC.

Date: June 13, 2013	/s/ Christopher M. Lindblom
Christopher M. Lindblom
Vice President of Finance and Treasurer